UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2019, CytRx Corporation (the “Company”) received a determination letter (the “Letter”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with The Nasdaq Capital Market minimum bid price requirement of $1.00 per share for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). As previously disclosed, the Company was initially notified on November 23, 2018 that the bid price for its common stock did not satisfy the minimum bid price requirement and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until May 22, 2019, to regain compliance with the minimum bid price requirement. The Company did not regain compliance with this requirement and is not eligible for a second 180 day period, since the Company is not seeking to implement a reverse stock split of its common stock.

The Company expects that its common stock will be delisted from Nasdaq at the opening of trading on June 4, 2019, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq. On such date, the Company expects that its common stock will commence trading on the OTCQB Venture Market under the same trading symbol, which is “CYTR.” The Company expects to continue filing all required statements and reports with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended.

The Company issued a press release dated May 31, 2019 with respect to the change in trading market for its common stock, which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on May 31, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: May 31, 2019	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer

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